UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2008

MV Oil Trust

(Exact name of registrant as specified in its charter)

Delaware	001-33219	06-6554331
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

919 Congress Avenue
Austin, Texas 78701	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-852-1422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

As publicly reported, on July 22, 2008, SemCrude, L.P. (“SemCrude”) and certain of its affiliates, including Eaglwing, L.P. (“Eaglwing”), filed voluntarily petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.  Eaglwing purchased substantially all of the crude oil production of the underlying properties, subject to the net profits interest held by MV Oil Trust, for the month of June 2008 and for the first 18 days of July 2008, after which date further sales to such entities were terminated.  As of the date of this Report, Eaglwing has not yet paid the purchase price for such sales.  Set forth below is an update regarding this matter, which is based on information provided to The Bank of New York Trust Company, N.A. (the “Trustee”), as Trustee of MV Oil Trust, by representatives of MV Partners, LLC (“MV Partners”).

As part of its Chapter 11 filing, Eaglwing and certain of its debtor affiliates created a special supplier protection program for their critical providers of goods and services.  Under the program, certain suppliers who contractually commit to continue doing business, on the same terms and reasonably equivalent volume as before the Chapter 11 filing, with the debtors until the earlier of January 1, 2009 and the effective date of a Chapter 11 plan may be eligible to receive full payment, as due, for goods and services that were provided before the filing, but for which the supplier has not yet been paid.

Based on a stated deadline, Vess Oil Corporation (“Vess Oil”) and Murfin Drilling Company, Inc. (“Murfin Drilling”), individually and as contract operators of the underlying properties for which MV Partners is designated as the operator, submitted a filing on July 27, 2008 to be eligible to be considered such a critical provider; however, they conditioned their commitments to permit Vess Oil and Murfin Drilling to commence selling oil to other purchasers pending notification of acceptance and full payment by Eaglwing for crude oil production sold to it.  Vess Oil and Murfin Drilling have not received notice that they have been designated as a critical provider, and they are not aware that other entities have yet been designated as a critical provider.  There can be no assurance that Vess Oil and Murfin Drilling will be designated as such a critical provider.  Vess Oil, Murfin Drilling and MV Partners continue to monitor the bankruptcy process and assess their rights and alternatives in the bankruptcy process.  A primary concern of each of these entities with the special supplier protection program is assurance that all amounts owing will be paid, particularly in light of having to commit sales to Eaglwing instead of other purchasers.

The approximately $9.5 million in sales in June to Eaglwing of production from the underlying properties was to have been paid by July 20, 2008.  The purchase price for the sales in July to Eaglwing of production from the underlying properties will be due by August 20, 2008; the dollar amount associated with such sales has not yet been determined, given the administrative aspects of the revenue distribution process, but is estimated to be between approximately $4.9 million and $5.4 million.  The specified dollar amounts are associated with all production from the underlying properties, and not just the portion attributable to the net profits interest held by MV Oil Trust.

Since July 18, 2008, production from the underlying properties subject to the net profits interest has been going into on-location storage tanks and a portion of the oil production was shut-in pending resolution of the marketing process for the production.  As of July 31, 2008, Vess Oil and Murfin Drilling have recommenced sales of production from the underlying properties, to purchasers other than Eaglwing, under short-term arrangements using market sensitive pricing.  Use of such short-term arrangements are expected to allow Vess Oil and Murfin Drilling enhanced flexibility if Vess Oil and Murfin Drilling are designated as critical providers of Eaglwing, as discussed above.  MV Partners expects that sales will be made to several different purchasers, including an affiliated purchaser, with the production likely ultimately going to, or for the benefit of, oil refineries located in Kansas.  MV Partners expects that it will take a couple of weeks before the marketing of crude oil production will normalize to the sales process and volumes that existed prior to July 18, 2008.  Consistent with past practice, each purchaser will handle the administrative aspects of the revenue distribution process associated with such crude oil sales, based on required royalty payments and related division orders.

As previously reported, MV Partners has entered into certain hedge contracts, consisting of fixed price swap contracts, relating to a portion of the oil volumes expected to be produced from the underlying properties.  Certain of the hedge contracts are with SemCrude.  MV Partners paid the approximately $2.2 million due in July 2008 under the hedge contracts with SemCrude instead of trying to off-set amounts due on the crude oil sales in June 2008 because the contract counterparties are different, as SemCrude is the counterparty under the hedge contracts and Eaglwing is the debtor owing money for the crude oil sales.

MV Partners expects to owe approximately $2.4 million on August 7, 2008 and approximately $2.2 million on August 20, 2008 relating to hedge contracts.  MV Partners also has payment obligations under hedge contracts in September 2008.  Given that MV Partners has not yet realized revenues from crude oil sales in June 2008 and that MV Partners will not realize revenues from crude oil sales in August until late September, MV Partners is in active discussions with its lead lender regarding a new revolving line of credit that could be utilized to pay amounts due on the hedging contracts.  There can be no assurance that MV Partners will be able to obtain such credit facility or that the terms of any such credit facility will not have an adverse impact on MV Partners.  MV Partners and its owners are considering other available alternatives for MV Partners accessing needed funds if such credit facility is not timely obtained.

The cash proceeds received by MV Oil Trust from MV Partners are based upon the net proceeds attributable to MV Partner’s interest from the sale of production from the underlying properties.  Absent collection of the receivables for crude oil sales of MV Partners during June and July, the anticipated third quarterly distribution in October 2008 by MV Oil Trust is expected to be substantially adversely impacted, and there may not then exist sufficient net proceeds to make any such distribution.  There may also be a continuing impact on the quarterly distribution payable in January 2009.  At this time, the ultimate outcome of these various matters cannot be determined.

Pursuant to General Instruction B.2 of Form 8-K, the information included herein is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing by MV Oil Trust under the Exchange Act or the Securities Act of 1933, as amended, but is instead “furnished” for purposes of that instruction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MV Oil Trust

By: The Bank of New York Trust
Company, N.A., as Trustee

Date: August 1, 2008	By:	/s/ Mike Ulrich
Mike Ulrich
Vice President